Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Constellium SE of our report dated March 16, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Constellium SE’s Annual Report on Form 20-F for the year ended December 31, 2020.

Neuilly-sur-Seine, France

May 14, 2021

PricewaterhouseCoopers Audit

/s/ Pierre Marty

Pierre Marty
Partner